EFFECTIVE NOVEMBER 17, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 17, 2014

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated September 3, 2014, filed by Key Tronic Corporation (“Key Tronic”) disclosing the acquisition of CDR Manufacturing, Inc. (d/b/a Ayrshire Electronics) (“Ayrshire”) pursuant to the terms of the Purchase Agreement among Key Tronic and our wholly owned subsidiary, Ayrshire. This amendment on Form 8-K/A is being filed to provide (i) the consolidated historical financial statements of Ayrshire required by Item 9.01(a) of Form 8-K, and (ii) the unaudited pro forma financial information including the issuance of $35 million note payable, the proceeds of which were used to partially fund the acquisition of Ayrshire, required by Item 9.01(b) of Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Businesses Acquired. The historical audited financial statements of Ayrshire as of and for the year ended December 31, 2013 including the notes to such financial statements and the independent auditors report thereon, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated into this Item 9.01(a) by reference. The unaudited financial statements of Ayrshire as of June 30, 2014 and for the six-months ended June 30, 2014 and 2013 are filed as Exhibit 99.2 and incorporated in their entirety herein by reference.
(b) Pro Forma Financial Information. The unaudited pro forma financial information for the three-months ended September 27, 2014 and for the year ended June 28, 2014 are furnished as Exhibit 99.3 and incorporated in its entirety herein by reference.
(c) Exhibits

23.1	Consent of Mountjoy Chilton Medley LLP
99.1	Audited financial statements of CDR Manufacturing, Inc. & Subsidiaries as of and for the year ended December 31, 2013
99.2	Unaudited financial statements of CDR Manufacturing, Inc. & Subsidiaries as of June 30, 2014 and for the six-months ended June 30, 2014 and 2013
99.3
Unaudited pro forma condensed combined financial statements of Key Tronic giving effect to the acquisition of Ayrshire and issuance of the note payable for the three-months ended September 27, 2014 and for the year ended June 28, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: November 17, 2014

	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer